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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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CKF Bancorp, Inc.



                                                   State or Other
                                                   Jurisdiction of  Percentage
Subsidiaries (1)                                   Incorporation    Ownership
----------------                                   -------------    ----------

Central Kentucky Federal Savings Bank              United States     100%


Subsidiary of Central Kentucky Federal Savings Bank (1)
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Central Kentucky Savings and Loan Service Corporation  Kentucky      100%


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(1)  The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.